    As filed with the Securities and Exchange Commission on August 28, 1996
                                                      Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    Form S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                    --------

                          WILSHIRE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                California                         33-0433823
        (State or other jurisdiction            (I.R.S. Employer
      of incorporation or organization)      Identification Number)

                             5441 Avenida Encinas,
                                    Suite A,
                           Carlsbad, California 92008
                           Telephone: (619) 929-7200
    (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

           (1) 1992 Stock Option Plan of Wilshire Technologies, Inc.;

           (2) 1993 Stock Option Plan of Wilshire Technologies, Inc.;

           (3) 1995 Stock Option Plan of Wilshire Technologies, Inc.;

                   (4) Non-Qualified Stock Option Agreements
                             (Full Title of Plans)

             James W. Klingler,                               Copies to:
         Chief Financial Officer,                       Gilbert E. Haakh, Esq.
       Wilshire Technologies, Inc.                     Kindel & Anderson L.L.P.
          5441 Avenida Encinas,                          555 S. Flower Street
                Suite A                                       29th Floor
        Carlsbad, California 92008                     Los Angeles, CA 90071
                                                     Telephone: (213) 688-2554
        Telephone: (619) 929-7200
    (Name, address, including ZIP Code,
          and telephone number,
including area code, of agent for service)

                                   ---------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                 Proposed          Proposed
                                                 Amount          maximum           maximum          Amount of
                                                 to be        offering price      aggregate       registration
  Titles of securities to be registered        registered       per share       offering price         fee
- --------------------------------------------------------------------------------------------------------------
Common stock, no par value.............   2,557,182 shares(1)   $1.625(2)     $4,155,420.70(2)      $1,432.90
==============================================================================================================

(1) Consists of shares issuable on exercise of stock options. This Registration Statement also includes, pursuant to Rule 416, any shares that become issuable by reason of certain events specified in such stock options.

(2) Calculated pursuant to Rule 457(h) (1) based on $1.625 per share, the average of the high and low prices reported in the American Stock Exchange Consolidated Reporting System for August 23, 1996, which is within five business days before the filing date of this Registration Statement.
================================================================================

        This Registration Statement on Form S-8 is being filed by Wilshire Technologies, Inc. (the "Company") with respect to (i) 37,182 shares of common stock, no par value per share (the "Common Stock") of the Company issuable on exercise of stock options granted pursuant to the Company's 1992 Stock Option Plan; (ii) 250,000 shares of Common Stock issuable upon exercise of stock options granted or to be granted pursuant to the Company's 1993 Stock Option Plan; (iii) 1,750,000 shares of Common Stock issuable upon exercise of stock options granted or to be granted pursuant to the Company's 1995 Stock Option Plan; and (4) 520,000 shares of Common Stock issuable upon exercise of non-qualified stock options not granted under any of the above-mentioned Plans.


                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 (plan information and registration information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents of the Company heretofore filed with the Commission are incorporated in this Registration Statement by reference: (a) the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995 filed under the Securities Exchange Act of 1934 (the "Exchange Act"); (b) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended February 29 and May 31, 1996; and (c) the description of the Common Stock in Exhibit 4 to the Registrant's Form 8-K dated August 14, 1996.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the shares of Common Stock being offered hereby will be passed upon by Kindel & Anderson L.L.P., 555 S. Flower Street, 29th Floor, Los Angeles, California 90071. Mr. Gilbert E. Haakh, Of Counsel to that firm, is an Assistant Secretary (non-employee) of the Company and owns an option, issued under the 1995 Stock Option Plan, to purchase 15,000 shares of Common Stock at $0.875 per share.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The California Corporations Code provides that California corporations may include provisions in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, except for the liability of a director resulting from (i) any transaction from which the director derives an improper personal benefit, (ii) acts or omissions involving intentional misconduct or the absence of good faith, (iii) acts or omissions constituting an unexcused pattern of inattention to the director's duty, (iv) acts or omissions showing a reckless disregard for the director's duty or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty. The Company's Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permitted by California law.

        The Company's Articles provide that the Company is authorized to provide indemnification of agents (as defined in the California Corporations
Code) for breach of duty to the Company and shareholders through Bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by the California Corporations Code, subject only to the limits on such excess indemnification set forth in the California Corporations Code. The Company has entered into indemnification provisions with certain agents. The Company's Bylaws provide that the Company shall indemnify its agents to the fullest extent permitted by California and federal law.

        The Company's officers and directors are insured under Officers' and Directors' liability insurance policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See the Exhibit Index herein.

ITEM 9. UNDERTAKINGS.

        (a). The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b). The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c). Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on August 27, 1996.

                                        WILSHIRE TECHNOLOGIES, INC.


                                        By: /s/ STEPHEN P. SCIBELLI, JR.
                                           ------------------------------
                                           Stephen P. Scibelli, Jr.
                                           President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                        Title                           Date
- ---------                                        -----                           ----

/s/ STEPHEN P. SCIBELLI, JR.                     President, (Principal           August 27, 1996
- ----------------------------------               Executive Officer),
Stephen P. Scibelli, Jr.                         and Director


/s/ JAMES W. KLINGLER                            Chief Financial                 August 27, 1996
- ----------------------------------               Officer, Secretary
James W. Klingler                                and Treasurer
                                                 (Principal Financial
                                                 Officer and Principal
                                                 Accounting Officer)

/s/ JOE E. DAVIS                                 Director                        August 27, 1996
- ----------------------------------
Joe E. Davis


/s/ WILLIAM J. HOPKE                             Director                        August 27, 1996
- ----------------------------------
William J. Hopke


/s/ KENNETH J. WIDDER                            Director                        August 27, 1996
- ----------------------------------
Kenneth J. Widder


                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION
- -------                      -----------
 4.1             Form of stock option granted on September 16, 1994 to directors
                 Black, Davis, Landry and Widder. (1)

 4.2             Form of stock option granted on September 16, 1994 to Mr. Stephen P.
                 Scibelli, Jr. (2)

 4.3             Form of stock option granted on December 6, 1994 to director William J.
                 Hopke. (3)

 4.4             Form of stock option granted on April 17, 1995 to directors Black, Davis,
                 Hopke, Landry and Widder. (4)

 4.5             Form of stock option granted on April 17, 1995 to Mr. Stephen P. Scibelli, Jr. (5)

 5               Opinion of Kindel & Anderson L.L.P.

 23(a)           Consent of Kindel & Anderson L.L.P. (contained in its opinion filed as
                 Exhibit 5 to this Registration Statement.)

 23(b)           Consent of Ernst & Young, LLP

- --------------------------
NOTE: Certain of the Exhibits listed above are incorporated herein by reference to other documents previously filed with the Commission as follows:

                                                                Exhibit
                        Document to which                    Designation
  Note                   Cross Reference                       in such
Reference                    is Made                           Document
- ---------               -----------------                    -----------
    1          Form 10-QSB dated October 10, 1995               10.11

    2          Form 10-QSB dated October 10, 1995               10.14

    3          Form 10-QSB dated October 10, 1995               10.12

    4          Form 10-QSB dated October 10, 1995               10.13

    5          Form 10-QSB dated October 10, 1995               10.15